OFFICE LEASE




                                     between



                        600 HOLLADAY LIMITED PARTNERSHIP



                                       and



                        KINDERCARE LEARNING CENTERS, INC.





                               Date: June 2, 1997






                                                           Floors 12 - 15 and a
                                                            portion of Floor 11
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                                Table of Contents
                                -----------------

Article  1              Basic Lease Information
Article  2              Agreement
Article  3              Use
Article  4              The Premises
Article  5              Monthly Rent
Article  6              Additional Rent for Operating Expenses
Article  7              Additional Rent for Taxes
Article  8              Insurance
Article  9              Requirements of Law and Hazardous Materials
Article 10              Assignment and Subletting
Article 11              Rules and Regulations
Article 12              Common Areas
Article 13              Landlord's Services
Article 14              Tenant's Care of the Premises
Article 15              Alterations
Article 16              Construction Liens
Article 17              End of Term
Article 18              Eminent Domain
Article 19              Damage and Destruction
Article 20              Subordination
Article 21              Entry by Landlord
Article 22              Indemnification, Waiver, and Release
Article 23              Quiet Enjoyment
Article 24              Effect of Sale
Article 25              Default
Article 26              Parking
Article 27              Option to Expand
Article 28              Option to Renew
Article 29              Arbitration
Article 30              Miscellaneous

Exhibit A:              The Premises
Exhibit B:              Legal Description of the Land
Exhibit C:              Rules and Regulations
Exhibit D:              Workletter
Exhibit E:              HVAC Specifications
Exhibit F:              Janitorial Specifications
Exhibit G:              Subordination, Non-Disturbance and Attornment Agreement

                                  OFFICE LEASE

     THIS OFFICE LEASE is entered into by Landlord and Tenant as described in the following Basic Lease Information on the date that is set forth for reference only in the following Basic Lease Information. Landlord and Tenant agree:

ARTICLE 1 - BASIC LEASE INFORMATION

     1.1 Basic Lease Information. The following terms are referred to in other provisions of the Lease. Each such reference shall incorporate the applicable Basic Lease Information. In the event of any conflict between the Basic Lease Information and the provisions of the Lease, the latter shall control.

          (a)  LEASE DATE:

          (b)  LANDLORD: 600 Holladay Limited Partnership

          (c)  LANDLORD'S ADDRESS:
               c/o Ashforth Pacific, Inc.
               825 NE Multnomah, Suite 1275
               Portland, OR  97232
               Attention:  Matthew J. Klein

               with a copy, in the event that Tenant alleges that Landlord is in default of its obligations hereunder or if Tenant claims a right to terminate this Lease, at the same time to:

                         The Ashforth Company, Inc.
                         3003 Summer Street, 5th Floor
                         Stamford, CT 06905
                         Attention: Peter E. Hewitt, Esq.

          (d)  TENANT: KinderCare Learning Centers, Inc.

          (e)  TENANT'S ADDRESS:
               Until Tenant takes occupancy of its temporary space in Portland, OR:
                         2400 President's Drive
                         Montgomery, AL  36116
               From the time that Tenant takes occupancy of its temporary space in Portland, OR until the Commencement Date of this Lease:
                         825 NE Multnomah, Suite 1585
                         Portland, OR 97232
               From and after the Commencement Date of this Lease:
                         650 NE Holladay Street, Suite
                         Portland, OR 97232
                         Attention: Beth Ugoretz (in all cases)

               with a copy at the same time to:

                                       1
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                         Thomas R. Page
                         Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2300
                         Portland, OR 97204-1268

          (f)  BUILDING ADDRESS:    650 NE Holladay Street, Portland, OR 97232.

          (g)  PREMISES:    All of floors 12 through 15 and approximately 8,500
               square feet on the 11th floor.

          (h)  USABLE AREA OF THE PREMISES:    See Section 4.1.

          (i)  RENTABLE AREA OF THE PREMISES:    See Section 4.1.

          (j)  RENTABLE AREA OF THE BUILDING:    270,728 square feet.

          (k)  TERM:    Beginning on the Commencement Date and expiring on the
               Expiration Date.

          (l)  COMMENCEMENT DATE:    Upon substantial completion of the
               Tenant's improvements, as described in the Workletter, which is anticipated to be November 1, 1997.

          (m)  RENT COMMENCEMENT DATE:    Upon the Commencement Date of the
               Lease.

          (n)  EXPIRATION DATE:    October 31, 2007, unless the Commencement
               Date is delayed as provided in Section 4.2, in which case the Expiration Date shall be the last day of the month preceding the month occurring ten (10) years after the Commencement Date.

          (o)  SECURITY DEPOSIT:    None.

          (p)  PREPAID RENT:    First month's rent.

          (q)  MONTHLY RENT:    $22.50 per rentable square foot per annum for
               Lease Years 1 through 5, and $26.50 per rentable square foot per annum for Lease Years 6 through 10.

          (r)  FIRST MONTHLY RENT ADJUSTMENT DATE: January 1, 1999.

          (s)  TENANT'S SHARE:    To be determined by dividing the Rentable Area
               of the Premises by the Rentable Area of the Building.

          (t)  PARKING:    Up to two (2) spaces per 1,000 rentable square feet
               of space, subject to the provisions of Article 27.

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
          (u)  BROKER:    Cushman & Wakefield of Oregon, Inc.

          (v)  CONCEPTUAL PLAN SUBMISSION DATE:    June 20, 1997.

     1.2  Definitions:

          (a)  ADDITIONAL RENT:    Any amounts that this Lease requires Tenant
               to pay in addition to Monthly Rent.

          (b)  BASE YEAR:    1998.

          (c)  BUILDING:    The office building known as Liberty Centre

          (d)  LAND:    The Land on which the Project is located and which is
               described on Exhibit B.

          (e)  LEASE YEAR:    The twelve month period beginning on the first
               day of the month in which the Commencement Date occurs and each succeeding twelve (12) month period thereafter.

          (f)  NOTICE:    Any notice, request, demand, consent, approval, or
               other communication required or permitted under this Lease must be in writing and will be deemed to have been given when personally delivered, sent by facsimile with receipt acknowledged, deposited with any nationally recognized overnight carrier that routinely issues receipts, or deposited in any depository regularly maintained by the United States Postal Service, postage prepaid, certified mail, return receipt requested, addressed to the party for whom it is intended at its address set forth in Section 1.1. Either Landlord or Tenant may add additional addresses or change its address for purposes of receipt of any such communication by giving ten (10) days prior Notice of such change to the other party.

          (g)  PARKING GARAGE:    The structure located on the Land, and more
               particularly shown on Exhibit B, designed for the parking of passenger vehicles.

          (h)  PRIME RATE:    The rate of interest from time to time announced
               by U.S. National Bank of Oregon ("USB"), or any successor to it, as its prime rate. If USB, or any successor to it, ceases to announce a prime rate, the Prime Rate will be a comparable interest rate designated by Landlord.

          (i)  PROJECT:    The Land and all improvements built on the Land,
               including without limitation the Building, Parking Garage, walkways, driveways, fences, and landscaping.

          (j)  RENT:    The Monthly Rent and Additional Rent.

          (k)  TAXES:    All real and personal property taxes, school taxes,
               sewer rates and charges, transit taxes assessed, levied or imposed upon the Project or other Governmental assessments or charges, general, specific, ordinary or extraordinary, foreseen or unforeseen. If at any time during the Term the methods or standards of taxation prevailing at the date hereof shall be altered so that in lieu of, or as an addition to, or as a substitute for the whole or any part of the Taxes now levied, assessed or imposed, there shall be imposed (a) a tax, assessment, levy, imposition or charge based on the rents received (whether or not wholly or partially as a capital levy or otherwise), or (b) a license fee measured by the Rent, other tax, levy, imposition, charge or license fee; then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based, shall be deemed to be Taxes.

          (l)  UNAVOIDABLE DELAYS:    Delays beyond Landlord's reasonable
               control resulting from acts of God, governmental restrictions or guidelines enacted after the date hereof, strikes, labor disturbances, shortages of materials and supplies of which Landlord did not know or should not have known on the date hereof and from any other causes or events whatsoever beyond Landlord's reasonable control.

          (m)  WORKLETTER:    The workletter attached to this lease as
               Exhibit D.

     1.3 Exhibits. The following addendum and exhibits are attached to this Lease and are made part of this Lease:

               EXHIBIT A   The Premises
               EXHIBIT B   Legal Description of the Land
               EXHIBIT C   Rules and Regulations
               EXHIBIT D   Workletter
               EXHIBIT E   HVAC Specifications
               EXHIBIT F   Janitorial Specifications
               EXHIBIT G   Subordination, Non-Disturbance and Attornment
                           Agreement

ARTICLE 2 - AGREEMENT

     2.1 Leasing. Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, together with the right to utilize in common with others, for ingress and egress, the common areas of the Project as described in
Article 12. Nothing herein contained shall be construed to permit Tenant the use of the roof (except as provided in Section 4.4) or exterior walls of the Building, of the space above or below the Premises or of any parking or other areas adjacent to the Building, except as provided in Article 26.

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     2.2 Restrictive Covenant. Landlord agrees that so long as Tenant is not in default of any material provision of this Lease nor assigned this, Lease except as provided in Section 10.5, nor subleased more than 75% of the Premises and Tenant's corporate headquarters are located in the Premises, Landlord shall not lease space in the Building to any other tenant for the purpose of operating a child care facility nor consent to the use of any space in the Building for such purpose; provided, however, that the foregoing restriction shall not be applicable to a tenant of the Building that proposes to use a portion of its premises as a child care facility solely for its own employees.


ARTICLE 3 - USE

     3.1 General. The Premises shall be used for general office purposes and for no other purpose. The Premises are leased together with the appurtenances thereto, including the non-exclusive right to use the lobbies, elevators, stairways and other public portions of the Building, the non-exclusive use of any restrooms on any multi-tenant floors and the exclusive right to use any restrooms on single-tenant floors included within the Premises. Tenant shall not do, nor permit anything to be done, in or about the Premises which will in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Building, or commit or suffer to be committed any waste in, on or about the Premises or the Building.

     3.2 Commercial Facility. The Premises will be used only as a commercial facility and not as a place of public accommodation as defined by the Americans with Disabilities Act of 1990, as amended ("ADA"). Tenant shall not offer its goods and services to the general public at the Premises.

     3.3 Building Name. Tenant shall not be allowed to use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises. Landlord reserves the right in its sole discretion to change the name of the Building at any time.

     3.4 Signs and Advertising.

          (a) Tenant shall not inscribe, paint, post, place, or in any manner display any sign, notice, picture, placard, poster, name or advertising matter anywhere in or about the Building or Premises at places visible (either directly or indirectly as an outline or shadow on or through a glass pane) from outside the Premises. In the event that Landlord permits any such signs or notices, upon expiration or termination of this Lease, Tenant shall, at its expense, promptly remove all such signs or advertising and shall repair any damage caused by such removal.

          (b) Tenant shall have the right , at its sole cost and expense, to install Building standard directory signage in the main lobby and, subject to Landlord's prior approval which shall not be unreasonably withheld or delayed, Tenant's standard signage in the elevator lobby on each floor on which the Premises are located, at each exterior entry door to the Premises, and on each side of the pylon sign to be erected by Landlord at 7th Avenue and Liberty Place.

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     3.5 Smoking Prohibited. Tenant acknowledges that smoking is not permitted within the Project (except in areas specifically designated as smoking areas) and agrees that it will not allow smoking within the Premises by employees, invitees or visitors.

ARTICLE 4 - THE PREMISES

     4.1 Determination of Premises.The Premises shall contain approximately 70,000 rentable square feet consisting of all of floors 12 through 15 and approximately 8,500 rentable square feet the 11th floor. Promptly after Tenant submits the Programming Information, Landlord shall calculate the usable and rentable area on the 11th floor of the Premises and all other items contained in this Lease that are dependent on either factor. The parties shall then enter into a written supplement to this Lease specifying all such items and adding a floor plan delineating the Premises as Exhibit A to this Lease . The usable area of the space on the 11th floor shall be computed by measuring from the inside finished surfaces of the dominant portion of the permanent outer Building walls to the centerline of the permanent walls separating the Premises from other tenant spaces and to the inside finished surface of the common corridor permanent walls. No deductions shall be made for columns or projections necessary to the Building. The rentable area for each single tenant floor shall be 15,722 square feet and the rentable area of space on any multi-tenant floor shall be calculated by multiplying the usable area by 1.14. Any dispute regarding the calculation of usable or rentable area shall be resolved by arbitration as provided in Article 29 and shall not render this Lease void or voidable.

     4.2 Delivery of Possession. Landlord will construct or install in the Premises the improvements to be constructed or installed by Landlord according to the Workletter. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the Premises, except as expressly provided in this Lease and the Workletter. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the anticipated Commencement Date as stated in Section 1.1(l), this Lease will not be void or voidable, and Landlord will not be liable to Tenant for any resultant loss or damage; provided, however, in the event delivery of possession is delayed beyond the anticipated Commencement Date as stated in Section 1.1(l), then the Commencement Date and Rent Commencement Date shall be delayed on a day-by-day basis as provided in Paragraph 9 of the Workletter. Once the Commencement Date and Rent Commencement Date have been established, the parties shall execute and exchange an agreement specifying the Commencement Date and Rent Commencement Date, the Expiration Date and any other dates related thereto. If for any reason other the "Tenant Delays" as defined in Section 8 of the Workletter, Landlord has not achieved Substantial Completion as defined in Section 1(p) of the Workletter within 180 days after the anticipated Commencement Date, Tenant shall have the right to terminate this Lease by giving Landlord Notice of such election within ten (10) days after the expiration of said 180 days.

     4.3 Early Entry. Tenant may be permitted early entry to the Premises by Landlord prior to the Commencement Date for the purpose of installing fixtures or any other purpose permitted by Landlord upon reasonable Notice to Landlord and provided that such entry does not interfere with or delay Landlord's completion of construction of the improvements. Any such early entry shall be at Tenant's sole risk and subject to all the terms and provisions of this Lease.

If at any time in Landlord's reasonable judgment such entry shall cause interference with the timely completion of the improvements to be constructed by Landlord, then said license may be withdrawn by Landlord immediately upon Notice to Tenant.

     4.4 Antenna. Tenant shall have the right, at its sole cost and expense, to install a receiving dish antenna (approximately 24" in diameter) on the frame that Landlord will provide on the roof or at the mechanical penthouse of the Building and to utilize, in common with others, the conduits that Landlord shall provide for such purpose to connect its antenna to communications equipment to be installed in the Premises. Once installed, such antenna shall be maintained by Tenant in a first class condition at Tenant's sole cost and expense. If Tenant elects to install such antenna, Landlord's charge for such antenna usage shall be $200.00 per month, which charge shall be deemed additional rent pursuant to this Lease. Upon reasonable Notice to Landlord, Tenant shall be permitted access to the roof of the Building in order to maintain the antenna.

     4.5 Storage Space Tenant shall have the right to lease a separate storage area of approximately 750 square feet to be constructed by Landlord in the basement of the Building. Such storage space shall be constructed of wire fencing or similar materials and not necessarily Building Standard partitioning and shall be used only for the storage of normal office documents, furniture and equipment. Such storage area may be leased by Tenant on a month to month basis during the Term of this Lease, may not be assigned or sublet by Tenant except in connection with the assignment of this Lease or a sublease of substantially all of the Premises and shall be a Landlord's standard rates in effect from time to time, which currently is $10.00 per square foot provided however that such rate shall not be increased by more than five per cent (5%) per year.

ARTICLE 5 - MONTHLY RENT

     5.1 Monthly Rent. Monthly Rent shall be paid beginning on the Rent Commencement Date and throughout the Term in advance on or before the first day of each calendar month of the Term except that the Prepaid Rent shall be paid upon the execution of this Lease. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then Monthly Rent will be appropriately prorated by Landlord based on a thirty (30) day month. Monthly Rent and all Additional Rent will be paid to Landlord, without Notice or demand, and without deduction or offset, in lawful money of the United States of America at Landlord's address, or to such other address as Landlord may from time to time designate in writing.

     5.2 Late Payments. Tenant recognizes that late payment of Rent or any other sum due hereunder from Tenant to Landlord will result in administrative expenses to Landlord, the extent of which are difficult and economically impractical to ascertain. Tenant therefore agrees that if Rent or any other payment due hereunder from Tenant to Landlord is not paid on the date said amount is due, then in addition to any other remedy available to Landlord, Tenant shall pay a late charge in an amount equal to the greater of (i) one percent (1%) of such delinquent Rent amount or (ii) a daily administrative charge of Twenty Five Dollars ($25.00) provided that in no event shall such late charge be greater than that permitted under the laws of the State of Oregon. The payment of such late charge shall not excuse or cure any default by Tenant under this Lease.

ARTICLE 6 - ADDITIONAL RENT FOR OPERATING EXPENSES

     6.1 General.

          (a) Whenever for any calendar year the Operating Expenses (defined below) exceed the Operating Expenses for the Base Year, then, effective January 1 of such year, Tenant shall pay as Additional Rent the product of Tenant's Share multiplied by such excess, subject to the provisions of Section 6.2. The first payment of Additional Rent for increases in Operating Expenses, if any, shall be effective on the First Monthly Rent Adjustment Date set forth in
Section 1.1(r).

          (b) As used in this Lease, the term "Operating Expenses" means:

               (1) All reasonable costs paid, payable, or incurred by Landlord for the management, operation, and maintenance of the Land and Building, computed in accordance with generally accepted accounting principles, including wages, salaries, benefits and compensation of employees but not above the level of property manager; consulting, accounting, legal, janitorial, maintenance, security, window washing and other services; management fees and costs; reasonable reserves for operating expenses; that reasonable part of office rent or rental value of space in the Project used or furnished by Landlord to enhance, manage, operate, and maintain the Project; reasonable allocation of costs to provide and operate free or discounted visitor parking for the Building; power, water, waste disposal, and other utilities; consumable materials and supplies, tools, and equipment; maintenance and repairs; insurance obtained with respect to the Land and Building; depreciation or rental on personal property and equipment used in the management, operation, or maintenance of the Land and Building, except as set forth in (c) below or which is or should be capitalized on the books of Landlord; and any other costs, charges, and expenses that under generally accepted accounting principles would be regarded as management, maintenance, and operating expenses. The preceding list is for definitional purposes only and does not impose any obligation to incur such expenses or provide such services. Any services provided by Landlord or any affiliate of Landlord shall be at rates competitive with prevailing rates for comparable services and projects.

               (2) The cost (amortized over its useful life for federal income tax purposes) together with interest (not to exceed Landlord's cost of funds) on the unamortized balance of any capital improvements that are made to the Project by Landlord (i) for the purpose of reducing operating expenses (provided that the annual anticipated savings in the component of operating expenses that such capital improvement is intended to reduce are reasonably expected to exceed the annual amortized cost of such improvement,) or (ii) after the Lease Date and by requirement of any governmental law, code or regulation (including without limitation the ADA and any provisions of ADA applicable to the Project or any part thereof as a result of the use, occupancy, or alteration thereof by Landlord) that was not applicable to the Project at the time it was constructed and is not as a result of special requirements for any tenant's use of the Project.

          (c) The Operating Expenses will not include:

               1. depreciation on the Project (other than depreciation on personal property, equipment used in the management, operation or maintenance of the Land and Building;

               2. costs of alterations of space or other improvements made for tenants of the Project;

               3. finders' fees and real estate brokers' commissions;

               4. ground lease payments, mortgage principal or interest;

               5. capital items other than those referred to in clause (b) (2) above;

               6. costs of replacements to personal property and equipment for which depreciation costs are included as an operating expense;

               7. costs of excess or additional services provided to any tenant in the Building that are directly billed to such tenants;

               8. the cost of repairs due to condemnation or casualties that are reimbursed by third parties ;

               9. any cost due to Landlord's breach of this Lease;

               10 all costs, including legal fees, relating to activities for the solicitation and execution of leases of space in the Building;

               11. any legal fees incurred by Landlord in enforcing its rights under other leases for space in the Building;

               12. any costs incurred to correct defects in base Building construction;

               13. any cost associated with in the management, operation or maintenance of the Parking Garage; and

               14. Landlord's income taxes.


          (d) If during any calendar year at least ninety-five percent (95%) of the Building is not provided with full Building standard services or is not at least ninety-five percent (95%) occupied, in determining Operating Expenses Landlord shall compute all variable Operating Expenses for such calendar year as though ninety-five percent (95%) of the Building were provided with full Building standard services and were ninety-five percent (95%) occupied. For purposes of this Section, the term variable Operating Expenses shall mean any Operating Expense (or portion thereof) that increases or decreases with the level of occupancy of the Building. In the event that Operating Expenses do not include any specific costs billed to or otherwise incurred for the particular benefit of specific tenants of the Building, Landlord shall have the right to increase Operating Expenses by an amount equal to the cost of providing standard services similar to the services for which such excluded specific costs were billed or incurred. In no event shall Landlord receive from all tenants of the Building more than one hundred percent (100%) of the Operating Expenses for any calendar year.

          (e) Tenant acknowledges that Landlord has not made any representation or given Tenant any assurances that any estimate of Operating Expenses will equal or approximate the actual Operating Expenses for any calendar year or partial calendar year during the Term.

     6.2 Estimated Payments.

          (a) Commencing with the calendar year in which the First Monthly Rent Adjustment Date occurs, Landlord will give Tenant Notice of the estimated Operating Expense increase, if any, for such calendar year. On or before the first day of each month during each calendar year, Tenant shall pay to Landlord Additional Rent monthly, in advance, an amount equal to 1/12 of the product of Tenant's Share multiplied by Landlord's estimate of the excess of the Operating Expenses for such year over the Operating Expenses for the Base Year. In the month in each calendar year in which Tenant first makes a payment based upon such estimate, if not January 1st of such year, Tenant shall pay to Landlord for each month which has elapsed since January 1st the difference, if any, between the Additional Rent based upon such estimate of Operating Expenses and the Additional Rent for Operating Expenses actually paid.

          (b) If at any time or times it reasonably appears to Landlord that the actual Operating Expenses for any calendar year will vary substantially from the estimated Operating Expenses for such calendar year, Landlord may, by Notice to Tenant, revise the estimated Operating Expense increase for such calendar year, and subsequent Additional Rent payments by Tenant in such calendar year will be based upon such revised estimated Operating Expense increase.

     6.3 Annual Settlement. Within one hundred twenty (120) days after the end of each calendar year or as soon thereafter as practicable, Landlord will deliver to Tenant a statement with reasonable detail of the actual amounts payable under Section 6.2 for the prior calendar year. Such statement will be final and binding upon Landlord and Tenant unless Tenant objects to it in writing to Landlord within two hundred ten (210) days after delivery to Tenant or October 31st of each year, whichever is later. Acceptance or resolution of the first such statement shall constitute acceptance of the Operating Expense amount for the Base Year. If such statement shows an amount owing by Tenant that is less than the estimated payments previously made by Tenant for such calendar year, the excess will be held by Landlord and credited against the next payment of Rent; however, if the Term has ended and Tenant was not in default at its end, Landlord will refund the excess to Tenant. If such statement shows an amount owing by Tenant that is more than the estimated payments previously made by Tenant for such calendar year, Tenant will pay the deficiency to Landlord within thirty (30) days after the delivery of such statement. Tenant may review Landlord's records of the operating expenses, at Tenant's sole cost and expense, at the place Landlord normally maintains such records during Landlord's normal business hours upon reasonable advance Notice.

     6.4 Final Proration. If this Lease ends on a day other than the last day of a calendar year, the amount of increase (if any) in the Additional Rent payable by Tenant applicable to the calendar year in which this Lease ends will be calculated on the basis of the number of days of the Term falling within such calendar year. Tenant's obligation to pay any increase or Landlord's obligation to refund any overage shall survive the expiration or other termination of this Lease.

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     6.5 Decrease in Operating Expenses. Notwithstanding anything contained in this Article, the Monthly Rent payable by Tenant shall in no event be less than the Monthly Rent specified in Section 1.1.

     6.6 Dispute Resolution. Any dispute regarding the provisions of this Article shall be resolved by arbitration as provided in Article 29.

ARTICLE 7 - ADDITIONAL RENT FOR TAXES

     7.1 Calculation. Tenant shall pay, as Additional Rent, an amount equal to Tenant's Share of the excess of Taxes due for each calendar year of the Term which is subsequent to the first calendar year, over the amount of such Taxes due with respect to the Base Year. The first payment of Additional Rent, if any, shall be effective on the first Monthly Rent Adjustment Date set forth in
Section 1.1(r).

     7.2 Adjustment of Taxes. If in the Base Year and/or any subsequent calendar year, the Project is less than fully assessed, then the Taxes for such year(s) shall be appropriately adjusted to reflect what the Taxes for such year(s) would have been had the Project been fully assessed as completed and fully occupied. In the event that there are tenants in the Building from time to time that are entitled to exemptions from Taxes, Taxes for such year(s) shall be appropriately adjusted to reflect Landlord's estimate of full assessment.

     7.3 Tax Appeal. If, by virtue of any application or proceeding brought by or on behalf of Landlord, there shall be a reduction of the assessed valuation of the Project for any year, including the Base Year, which affects the Taxes, or part thereof, for which Additional Rent has been paid by Tenant pursuant to this Article, such Additional Rent payment shall be recomputed on the basis of any such reduction and Landlord will credit against the next accruing installment of Monthly Rent due under this Lease, after receipt by Landlord of a tax refund or credit, any sums paid by Tenant in excess of the recomputed amounts, less a sum equal to Tenant's Share of all costs, expenses, and fees, including reasonable attorney's fees incurred by Landlord in connection with such application or proceeding.

     7.4 Estimated Payments and Annual Settlement. Commencing with the calendar year in which the First Monthly Rent Adjustment Date occurs, Landlord will give Tenant Notice of the estimated Additional Rent for Taxes, if any, for such calendar year. On or before the first day of each month during each such calendar year, Tenant shall pay to Landlord Additional Rent of one-twelfth (1/12) of such estimated increase. In the month in each calendar year in which Tenant first makes a payment based upon such estimate, if not January 1st of such year, Tenant shall pay to Landlord for each month which has elapsed since January 1st the difference, if any, between the Additional Rent based upon such estimate and the Additional Rent for Taxes actually paid. After the end of each calendar year, there shall be a reconciliation of the Additional Rent for Taxes actually due and the total of estimated payments for such Additional Rent, as provided in Section 6.3.

     7.5 Final Proration. Any Additional Rent payable pursuant to this Article for any partial year shall be adjusted in proportion to the number of days in such partial year during which this Lease is in effect. The obligation of Tenant with respect to any Additional Rent pursuant to this Article applicable to the last fiscal or calendar year of the Term shall survive the expiration or termination of this Lease.

     7.6 Decrease in Taxes. Notwithstanding anything contained in this Article, the Monthly Rent payable by Tenant shall in no event be less than the Monthly Rent specified in Section 1.1.

     7.7 Dispute Resolution. Any dispute regarding the provisions of this Article shall be resolved by arbitration as provided in Article 29.


ARTICLE 8 - INSURANCE

     8.1 Landlord's Insurance. At all times during the Term, Landlord will carry insurance coverages and amounts reasonably determined by Landlord, based on coverages carried by prudent owners of comparable buildings in the vicinity of the Project.

     8.2 Certain Insurance Risks. Tenant will not do or permit to be done any act or thing upon the Premises or the Project which would jeopardize or be in conflict with casualty insurance policies covering the Project or increase the rate of fire or any other insurance applicable to the Project of which Tenant has knowledge or reasonably should have known.

     8.3 Tenant's Insurance.

          (a) During the entire Term, and for so long thereafter as Tenant shall occupy any portion of the Premises, Tenant shall keep in full force and effect, at its own expense, a policy or policies of:

               (i) Commercial General Liability insurance, in occurrence form, covering bodily injury or death to persons and damage to or destruction of property, and including contractual liability coverage for Tenant's indemnity obligations required by this Lease to afford protection of not less than $2,000,000 per occurrence and $2,000,000 combined single limit in the aggregate for any one accident and coverage for child abuse claims. Provided, however, that Tenant shall be permitted to maintain a self-insured retention. Tenant represents that its current self-insurane retention is $500,000. Tenant shall be permitted to increase the amount of its self-insured retention to $1,000,000. Any increase in such self-insured retention in excesss of $1,000,000 shall be subject to Landlord's consent, which shall not be unreasonably withheld or delayed.

               (ii) Worker's Compensation insurance as required by all state and/or federal laws.

          (b) Such policies will be maintained with companies having a "General Policyholders Rating" of at least A:IX as set forth in the most current issue of "Best's Insurance Guide," and will be written as primary policy coverage and not contributing with, or in excess of, any insurance coverage which Landlord may carry. Tenant shall have the right to provide the coverages required herein under blanket policies provided that the coverage afforded Landlord shall not be diminished by reason thereof.

     8.4 Certificates of Insurance.Tenant shall, prior to the Commencement Date, cause to be delivered to Landlord an original certificate of insurance providing a minimum of thirty (30) days prior notice of cancellation or reduction in coverage. Renewal certificates shall be furnished to Landlord at least ten (10) days prior to the expiration date of each policy. All such certificates shall indicate that Landlord is an additional insured with respect to the Commercial General Liability coverage.

     8.5 Waiver of Subrogation. All insurance policies required by this Article shall contain a waiver by the insurer of any rights of subrogation to any cause of action (including negligent acts) against the Tenant or Landlord (as the case may be) and their officers, directors, and employees. Further, each party waives any claim or cause of action against the other party hereto arising from any loss or damage which is by such insurance or which could be covered by such insurance if Tenant self-insures but only insofar as such party is compensated by such insurance for such loss or damage.

     8.6 Tenant's Property. All furnishings, fixtures, equipment and property of every kind and description of Tenant and of persons claiming by or through Tenant which may be on the Premises shall be at the sole risk and hazard of Tenant and no part of loss or damage thereto for whatever cause is to be charged to or borne by Landlord.


ARTICLE 9 - REQUIREMENTS OF LAW AND HAZARDOUS MATERIALS

     9.1 General. At its sole cost and expense, Tenant shall in its use of the Premises promptly comply with: (i) all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or in force after the Lease Date, (ii) the requirements of any fire or casualty insurance policy applicable to the Project now or after the Lease Date known to Tenant, and (iii) any direction or certificate of occupancy issued pursuant to any law by any public officer or officers, as well as with the provisions of all recorded documents affecting the Premises in each case, insofar as they relate to the condition, use, or occupancy of the Premises, excluding requirements of structural changes to the Premises or the Building, unless required by the unique nature of Tenant's use or occupancy of the Premises. Tenant shall participate in all Building practice fire drills and Building evacuations and shall prepare and maintain a Fire and Life Safety Plan for its employees and guests. Landlord shall comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or in force after the Lease Date affecting the Project, excluding Tenant's obligations hereunder.

     9.2 Americans with Disabilities Act. Tenant shall be responsible for all modifications to the Premises required for compliance with ADA. Landlord shall be responsible for insuring that the common areas of the Building and the Base Building elements are in compliance with ADA on the Commencement Date.

     9.3 Hazardous Materials.

          (a) For purposes of this Lease, "Hazardous Materials" means any explosives, radioactive materials, hazardous wastes, or hazardous substances, including without limitation substances defined as "hazardous substances" in the Comprehensive Environmental Response,

Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6987; or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning Hazardous Materials, waste, or substances now or at any time hereafter in effect (collectively, "Hazardous Materials Laws").

          (b) Tenant will not directly or indirectly cause or permit the storage, use, generation, or disposition of any Hazardous Materials in, on, or about the Premises or the Project by Tenant, its agents, employees, or contractors other than customary office supplies in such quantities and used in such manner as is consistent with normal office uses. Tenant will not directly or indirectly use or permit the Premises to be used or operated in a manner that may cause the Premises or the Project to be contaminated by any Hazardous Materials in violation of any Hazardous Materials Laws. In the event of the violation of the foregoing by Tenant, in addition to all other rights and remedies of Landlord under this Lease, regardless of when the existence of the Hazardous Materials or violation of any Hazardous Materials Laws is determined, and whether during the Term or after the Expiration Date, Tenant shall, immediately upon notice from Landlord, at Tenant's sole cost and expense, at Landlord's option, either (i) take all action necessary to test, identify and monitor the Hazardous Materials and to remove the Hazardous Materials from the Project or Premises and dispose of the same and restore the Project or Premises to the condition existing prior to such removal, and/or to remedy any violation of any Hazardous Materials Laws, all in accordance with applicable federal, state and local statutes, laws, codes, rules, regulations or orders; or (ii) reimburse Landlord for all costs and expenses incurred by Landlord for engineering or environmental consultant or laboratory services) in testing, investigating, identifying and monitoring the Hazardous Materials and in removing and disposing of the Hazardous Materials and in restoring the Project or Premises, and/or in remedying any violation of any Hazardous Materials Laws to the extent that Tenant is responsible for such violation. Tenant shall defend with legal counsel acceptable to Landlord, indemnify and save harmless Landlord and Landlord's managing agent against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including architects' and attorneys' fees and disbursements which may be imposed upon or incurred by or asserted against Landlord or Landlord's managing agent, whether by any governmental authority, Tenant or other third party, by reason of any violation or alleged violation of any of the foregoing provisions of this Section by Tenant. Without Landlord's prior written consent, Tenant will not take any remedial action or enter into any agreements or settlements in response to the presence of any Hazardous Materials in, on, or about the Project or the Premises.

          (c) Landlord represents, to the best of its knowledge, and warrants as of the date of this Lease and the Commencement Date that there are no Hazardous Materials in or on the Premises or the Project except for equipment and supplies in such quantities and used in such manner as is consistent with the operation and maintenance of a first-class office building.

ARTICLE 10 - ASSIGNMENT AND SUBLETTING

     10.1 General. Tenant shall not assign or transfer this Lease, or any interest therein, by operation of law or otherwise, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person to occupy or use the Premises, or any portion thereof, or agree to any of the foregoing, without in each case first obtaining the written consent of Landlord in accordance with the provisions of this Article, except as provided in Section 10.5. Any such assignment, transfer, pledge, hypothecation, encumbrance, sublease or occupation or use of the Premises by any other person without such consent, shall be void and shall constitute a default under this Lease. Any consent to any assignment, transfer, pledge, hypothecation, encumbrance, sublease or occupation or use of the Premises by any other person which may be given by Landlord shall not constitute a waiver of the provisions of this Article or a release of Tenant from the full performance of the covenants herein contained.

     10.2 Consent.

          (a) If Tenant desires at any time to assign this Lease or sublet all or any portion of the Premises, Tenant shall give Landlord Notice of its desire to do so, which Notice shall contain:

               (i) the name of the proposed subtenant or assignee;

               (ii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises;

               (iii) a copy of the final form of the proposed sublease or assignment;

               (iv) financial statements, either audited independently or signed by an authorized officer or principal, for the two most recent completed fiscal years of the proposed subtenant or assignee (financial statements furnished to Landlord which are not independently audited must be in accordance with generally accepted accounting principles ("GAAP"), and must include all four (4) GAAP financial statements);

               (v) bank references for the proposed subtenant or assignee; and

               (vi) such supplemental information as Landlord may reasonably request concerning the proposed subtenant or assignee.

          (b) Within twenty (20) days after Landlord's receipt of all of the above information, Landlord shall, by Notice to Tenant, elect to:

               (I) terminate this Lease as to the portion of the Premises so proposed to be assigned or subleased, effective as of the date of such proposed assignment or sublease with a proportionate abatement in Rent payable hereunder in the event that (i) Tenant proposes to assign the Lease except as provided in
Section 10.5, or (ii) Tenant proposes to sublease space for more than five (5) years, or (iii) Tenant has subleased or would with the inclusion of the proposed sublease have subleased 15,722 or more rentable square feet.

               (II) consent to the sublease or assignment pursuant to Landlord's standard form; or

               (III) reject the sublease or assignment for any of the following reasons:

                    (i) in Landlord's reasonable estimate, the proposed subtenant or assignee has a financial standing, is of a character, is engaged in business, is of a reputation, or proposes to use any part of the Premises in a manner, not in keeping with the standards of a first-class office building;

                    (ii) the sublease or assignment is not expressly subject to all of the obligations of Tenant pursuant to this Lease and does not specifically provide that there shall be no further subletting or assignment of the Premises without the prior written consent of Landlord and that the subtenant or assignee shall provide Landlord with an insurance certificate verifying the same coverages as required by Article 8;

                    (iii) such subletting or assignment shall result in there being more than five occupants per floor (who are not employed, associated with or subject to Tenant's control) other than Tenant in the Premises;

                    (iv) the proposed subtenant or assignee is a person then negotiating with Landlord for the rental of any space in the Building. Immediately prior to the time that Tenant lists any space as available for sublease, it may request from Landlord a list of parties with which Landlord is engaged in active negotiations for space in the Building. Tenant shall be free to negotiate with any party not on such list for the subleasing of such space.

          (c) If Landlord has available for rent comparable or similar space in the Building, Tenant shall not solicit any other occupant of the Building.

     10.3 Obligation and Liability. Each permitted assignee, shall, in writing, assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Rent and for the due performance or satisfaction of all the provisions, covenants, conditions and agreements herein contained on Tenant's part to be performed or satisfied. No permitted assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a counterpart of such assignment which contains a covenant of assumption by the assignee, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above. No such assumption by an assignee or subtenant shall relieve Tenant of Tenant's obligation and liabilities under this Lease.

     10.4 ADA Compliance. As a condition to its consent required by this Article, Landlord may require Tenant, its assignee, or its subtenant, to make such alterations to the Premises as required in order to comply with ADA as it applies to the use, occupancy, or alteration of the Premises.

     10.5 Corporate Transfers. Anything to the contrary notwithstanding, Landlord's consent shall not be required for an assignment to any entity which becomes a successor in interest to Tenant or to a transfer to an affiliate or to a transfer in connection with a merger, consolidation or sale of all or substantially all of the stock or assets of Tenant; provided, however, that Tenant shall give Landlord prompt Notice of such event.

     10.6 Processing Fees. Any notice by Tenant to Landlord pursuant to this
Article 10, of a proposed assignment, subletting or other transfer of any kind, shall be accompanied by a payment of Seven Hundred Fifty ($750.00) Dollars as a non-refundable fee for Landlord's time and the processing of Tenant's request for Landlord's consent

     10.7 Lease Termination. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

ARTICLE 11 - RULES AND REGULATIONS

     Tenant and its employees, agents, licensees, and visitors will at all times observe faithfully, and comply strictly with, the rules and regulations set forth in Exhibit C. Landlord may from time to time reasonably amend, delete, or modify existing rules and regulations, or adopt reasonable new rules and regulations. In the event of any breach of any rules or regulations, Landlord will have all remedies that this Lease provides for default by Tenant, and in addition to any remedies available at law or in equity, including the right to enjoin any breach of such rules and regulations. Landlord will not be liable to Tenant for violation of such rules and regulations by any other tenant, its employees, agents, visitors, or licensees or any other person. In the event of any conflict between the provisions of this Lease and the rules and regulations, the provisions of this Lease will govern.

ARTICLE 12 - COMMON AREAS

     As used in this Lease, the term "common areas" means the hallways, entryways, stairs, lobbies, elevators, driveways, walkways, terraces, docks, loading areas, restrooms, trash facilities, and all other areas and facilities in the Project that are provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Landlord, tenants of the Project, their employees, invitees, licensees, and other visitors. Without advance Notice to Tenant, except with respect to matters covered by subsection
(a) below, and without any liability to Tenant in any respect, provided Landlord will take no action permitted under this Article 12 in such a manner as to impair or adversely affect in any significant way Tenant's substantial benefit and enjoyment of the Premises, Landlord shall have the right to:

          (a) Close off any of the common areas to whatever extent required in the opinion of Landlord to prevent a dedication of any of the common areas or the accrual of any rights by any person or the public to the common areas;

          (b) Temporarily close any of the common areas for maintenance, alteration, or improvement purposes provided, however that Tenant shall at all times, except in the case of an emergency, have reasonable access to the Premises;

          (c) Change the size, use, shape, or nature of any such common areas, including erecting additional buildings on the common areas, expanding the existing Building or other buildings to cover a portion of the common areas, converting common areas to a portion of the Building or other buildings, or converting any portion of the Building (excluding the Premises) or other buildings to common areas. Upon erection of any additional buildings or change in common areas, the portion of the Project upon which buildings or structures have been erected will no longer be deemed to be a part of the common areas. In the event of any such changes in the size or use of the Building or common areas of the Building or Project, Landlord will make an appropriate adjustment in the rentable area of the Building or the Building's pro rata share of exterior common areas of the Project, as appropriate, and a corresponding adjustment to Tenant's Share; and

          (d) Retain control over any common areas for the purposes of enforcing state trespass laws and shall be the "person in charge" for that purpose as that phrase is defined in ORS 164.205 (5).


ARTICLE 13 - LANDLORD'S SERVICES

     13.1 Landlord's Repair and Maintenance. Landlord will as a cost of operation maintain, repair and restore the common areas of the Project and public restrooms (including the restrooms on any single tenant floors included within the Premises), the exterior windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure of the Building in reasonably good order and condition. Any damage occasioned by Tenant (or Tenant's employees, agents, contractors, licensees, invitees, customers or clients) shall be repaired by Landlord at Tenant's expense. Tenant agrees to notify Landlord of necessity for any repairs of which Tenant may have knowledge and for which Landlord may be responsible under the provisions of this Section.

     13.2 Landlord's Other Services.Landlord shall furnish the Premises with the following services:

          (a) Electricity at the rate of 3.5 watts per usable square foot for Building Standard lighting and low wattage office equipment including personal computers, laser printers and copiers, and microwave ovens but excluding electrical power required for computer rooms, special lighting in excess of State of Oregon energy standards in effect on the date hereof or any other item of electrical equipment which (individually) consumes more than 1.8 kilowatts at rated capacity or which requires a voltage other than 120 volts single phase. If Tenant installs equipment requiring power in excess of that required for normal office use as determined by Landlord, Tenant shall pay to Landlord upon billing for the cost of such excess power as Additional Rent, together with the cost of installing any additional risers, submeters or other facilities that may be necessary to furnish such excess power to the Premises. Tenant shall notify Landlord in writing of any need for any excess power usage. If Tenant fails to deliver such notice to Landlord, such excess power usage shall be deemed to have commenced on the first day of occupancy of the Premises by Tenant.

          (b) Heat, ventilation, and air conditioning (HVAC) to the extent reasonably required to provide a standard of comfort customary in other comparable buildings in the area ("Building Standard HVAC"), during reasonable and usual business hours of 7:00 a.m. to 6:00 p.m., exclusive of Saturdays, Sundays, and state and national holidays ("Building Standard Hours"), or such shorter period specified or prescribed by any applicable policies or regulations adopted by any utility or government agency. The Building Standard HVAC shall conform to the HVAC specifications contained in Exhibit E. If Tenant desires Building Standard HVAC before or after Building Standard Hours, Tenant shall request such service in advance, and Landlord shall provide such service, at the then current hourly rate charged to other tenants in the Building, Tenant shall pay such charges as Additional Rent within ten (10) days of receipt of invoice. Landlord's initial charge for after hours HVAC shall not exceed $30 per hour per floor. If Tenant's equipment or office machines require additional air conditioning capacity above that provided by Landlord as Building standard or during other than Building Standard Hours, such additional air conditioning installation and operating costs shall be paid by Tenant. Tenant shall not, without Landlord's prior written consent, use heat generating machines or equipment or lighting other than Building Standard lights and customary office equipment in the Premises which affect the temperature otherwise maintained by the Building air conditioning system. If such consent is given, Landlord shall have the right to install supplementary air conditioning units servicing the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord as Additional Rent.

          (c) Full passenger elevator service to all tenant floors during Building Standard Hours, and freight elevator service for deliveries of large items to and from tenant floors. At other times, elevator service may be limited as required for reasons of maintenance, repair or security provided, however, that passenger service from at least one elevator shall be available at all times, except in the case of emergencies.

          (d) Lighting replacement for Building standard fixtures.

          (e) Janitorial service in accordance with Exhibit F five (5) days per week, excluding holidays; provided, however that if Tenant improvements are not consistent in quality and/or quantity with Building standard improvements and therefore require special cleaning or janitorial services, Tenant shall pay any cleaning and janitorial costs attributable to such special services.

     13.3 Manufacturer's Warranty. In the event any special equipment or appliance is installed by Landlord in the Premises, whether during initial build-out for Tenant, or at any time subsequent to the Commencement Date, such equipment or appliance shall be covered only by the manufacturer's warranty. After the original warranty period on said equipment or appliance has expired, the servicing, maintenance, repair, or replacement of said equipment or appliance shall be the sole responsibility and expense of Tenant throughout the remainder of the Term and any extensions thereof.

     13.4 Limitation on Liability. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent herein reserved be abated by reason of (a) the installation, use or interruption (beyond the reasonable control of Landlord) of use of any equipment in connection with the furnishing of any of the foregoing services, (b) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises or to the Building, or (c) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other form of energy serving the Premises or the Building. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of such services.

ARTICLE 14 - TENANT'S CARE OF THE PREMISES

     Tenant will maintain the Premises (including Tenant's equipment, personal property, and trade fixtures located in the Premises) in the same condition existing at the time they were delivered to Tenant, reasonable wear and tear excluded. Tenant shall also be responsible for the maintenance of any special equipment, such as supplemental air conditioning units, installed at Tenant's request. Tenant will immediately advise Landlord of any damage to the Premises or the Project. All damage or injury to the Premises, the Project, or the fixtures, appurtenances, and equipment in the Premises or the Project that is caused by Tenant, its agents, employees, or invitees may be repaired, restored, or replaced by Landlord, at the expense of Tenant. The actual out of pocket cost of any such repairs plus 12.5% of such expense for Landlord's profit, general conditions and overhead shall be Additional Rent and will be paid by Tenant within ten (10) days after delivery of a statement for such expense. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as may be specified in Article 4. No representations respecting the condition of the Premises or the Project have been made by or on behalf of Landlord to Tenant, except as specifically set forth in this Lease.

ARTICLE 15 - ALTERATIONS

     15.1 General.

          (a) Tenant will not after the Commencement Date make or allow to be made any alterations, additions, or improvements to or of the Premises, or attach any fixtures or equipment to the Premises (an "Alteration"), without first obtaining Landlord's written consent. Prior to commencing any Alterations, Tenant shall furnish to Landlord:

               (i) Copies of all governmental permits and authorizations which may be required in connection with such Alteration;

               (ii) A certificate evidencing that Tenant or its contractors have procured employers' general liability and worker's compensation insurance including without limitation contractors' protective, blanket contractual and completed operations coverages;

               (iii) Such additional bodily injury and property damage insurance
                     (over and above the insurance required to be carried by Tenant pursuant to the provisions of Article 8) as Landlord may reasonably require because of the nature of the work to be done by Tenant; and

               (iv)  Plans and specifications for such Alterations.

          (b) Landlord's consent to such Alterations shall create no responsibility or liability on the part of Landlord for the completeness, design sufficiency, or compliance with laws, rules, and regulations of governmental agencies or authorities. If Landlord determines that the services of architects or engineers or other professionals are reasonably required in order to review Tenant's plans for any Alterations, the fees charged by such professionals shall be deemed Additional Rent and shall be paid within ten (10) days of the receipt of an invoice for such services. All such Alterations:

               (i) Will be performed by contractors approved by Landlord and subject to conditions specified by Landlord (which may include requiring the posting of a mechanic's or insurance construction lien bond);

               (ii) At Landlord's option and sole discretion, will be made by Landlord for Tenant's account in which case Tenant will reimburse Landlord for the cost of such Alteration plus percent 12.5% for Landlord's profit, general conditions and overhead within ten (10) days after receipt of a statement;

               (iii) Shall, when completed, be of such a character as not to lessen the value of the Premises;

               (iv) Shall conform to applicable Building codes and shall be approved by any and all governmental, quasi-governmental or utility authority having jurisdiction;

               (v) Shall be performed promptly in accordance with the plans and specifications, in a good workmanlike manner and in full compliance with all applicable permits, authorizations, building and zoning laws and the Building Rules in effect at such time; and

               (vi) Shall be performed in such a manner so as not to interfere with any other tenant in the Project or impose any additional expense upon Landlord in the maintenance or operation of the Project.

          (c) Subject to Tenant's rights and obligations in Article 17.1, all Alterations, whether temporary or permanent in character, made in or upon the Premises either by Tenant or Landlord, will immediately become Landlord's property and at the end of the Term will remain on the Premises without compensation to Tenant; provided, however, Landlord at its option may require Tenant to remove any or all Alterations upon expiration or earlier termination of the Lease. Notwithstanding the foregoing, Landlord shall not require the removal of the initial improvements to the Premises, except for such improvements as are in Landlord's opinion not standard office installations, such as private bathrooms, exercise facilities and internal staircases. In its approval of the plans for any Alterations, including the initial fit up of the Premises, Landlord shall indicate in writing which Alterations or improvements are to be removed.

          (d) Landlord shall not be liable for any failure of any Building facilities or services caused by any Alterations. Tenant shall pay the cost of correcting any such faulty installation as Additional Rent unless caused by improper or defective work performed by Landlord or its contractor.

     15.2 Free-Standing Partitions. Tenant will have the right to install or relocate free-standing work station partitions, without Landlord's prior written consent, so long as no building or other governmental permit is required for their installation or relocation. However, if a permit is required, Tenant shall not install or relocate such partitions without Landlord's prior written consent which shall not be unreasonably withheld. The free-standing work station partitions which are paid for by Tenant will be part of Tenant's trade fixtures for all purposes under this Lease. All other partitions installed in the Premises are and will be Landlord's property for all purposes under this Lease.

ARTICLE 16 - CONSTRUCTION LIENS

     Tenant will pay or cause to be paid all costs and charges for work all done by Tenant or caused to be done by Tenant, in or to the Premises, and for all materials furnished for, or in connection with, such work. Tenant will indemnify Landlord against and hold Landlord harmless of and from all construction liens and claims of liens, and all other liabilities on account of such work by or on behalf of Tenant, other than work performed by Landlord. If any such lien, at any time, is filed against any part of the Project, Tenant will cause such lien to be discharged of record within ten (10) days. If Tenant fails to pay any charge for which a construction lien has been filed, or has not complied with such statutory procedures as may be available to release the lien, Landlord may, at its option, pay such charge and related costs and interest without inquiring into the validity thereof. The amount so paid, together with reasonable attorneys' fees incurred, will be immediately due from Tenant to Landlord as Additional Rent. Nothing contained in this Lease will be deemed the consent or agreement of Landlord to subject Landlord's interest in the Project to liability under any construction or other lien law. If Tenant receives Notice that a lien has been or is about to be filed against the Premises or the Project, or that any action affecting title to the Project has been commenced on account of work done by, or for, or materials furnished to, or for, Tenant, it will immediately give Landlord Notice of such lien notice. At least fifteen (15) days prior to the commencement of any work in or to the Premises, Tenant will give Landlord Notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work. Landlord will have the right to post notices of non-responsibility or similar notices on the Premises in order to protect the Premises against any such liens.

ARTICLE 17 - END OF TERM

     17.1 Surrender of Premises. Upon the expiration of the Term or earlier termination of this Lease, Tenant will deliver all keys to Landlord and promptly quit and surrender the Premises broom-clean, in good order and repair, ordinary wear and tear, damage by fire and other casualty (if covered or reasonably should have been covered by insurance the premiums for which were or could have been included in Operating Expenses) excepted. Tenant, at its sole expense, shall remove such Alterations as Landlord has requested in accordance with
Article 15, and all of its computer, data, telephone and security equipment including all computer, data, telephone and security wiring and cables in the plenum. Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture or Alterations. All trade fixtures, equipment, furniture, effects and Alterations remaining on the Premises after the expiration or termination of this Lease will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord in a commercially reasonable manner without Notice to Tenant or any other person and without obligation to account for them. Notwithstanding the foregoing provisions of this Article, in the event that Tenant fails to comply with the preceding provisions of this Article, Landlord at its option may perform all or a portion of removals and repairs required of Tenant hereunder, for Tenant's account, and Tenant will reimburse Landlord for the costs of doing so (including 12.5% for Landlord's profit, general conditions and overhead) within ten (10) days after receipt of a statement of such cost.

     17.2 Holding Over.

          (a) If Tenant fails to vacate the Premises after the expiration of the Term, such holding over shall be construed as a tenancy from month-to-month, subject to all the conditions, provisions and obligations of this Lease as existed during the last month of the Term hereof, so far as applicable to a month-to-month tenancy except that the Rent shall be the greater of an amount equal to one hundred twenty five percent (125%) of (i) the Rent in effect immediately prior to the expiration (or sooner termination) of the Lease, or
(ii) of the current market rent. No such payment shall serve to extend or renew the Term.

          (b) Failure of Tenant to remove any Alterations which Tenant is required to remove pursuant to Section 15.1 or any substantial amount of furniture, furnishings, or trade fixtures which Tenant is required to remove under this Lease shall constitute a failure to vacate.

          (c) Notwithstanding the foregoing, Landlord may evict Tenant from the Premises and recover damages including consequential damages caused by wrongful holdover.

     17.3 Survivorship. The provisions of this Article shall survive the expiration or sooner termination of this Lease.

ARTICLE 18 - EMINENT DOMAIN

     If all or any part of the Premises shall be taken or conveyed as a result of the exercise of the power of eminent domain or under threat of the exercise of such power, this Lease shall terminate as to the part so taken as of the date of taking. In the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by Notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken or conveyed shall be of such extent and nature as substantially to impede or impair Tenant's use of the balance of the Premises. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent awards or any interest therein whatsoever which may be paid or made in connection therewith. Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease or any other value whatsoever; provided however, Tenant shall be entitled to any and all compensation, damages, income, rent or awards paid for, or on account of, Tenant's moving expenses, trade fixtures and equipment; provided same does not reduce Landlord's award. In the event of a taking of the Premises which does not result in a termination of this Lease, Rent will be abated in the proportion of the rentable area of the Premises so taken to the rentable area of the Premises immediately before such taking, and Tenant's Share will be appropriately recalculated.

ARTICLE 19 - DAMAGE AND DESTRUCTION

     19.1 Repair. If the Premises or the Building are damaged by fire or other casualty, Landlord shall forthwith repair the same subject to Unavoidable Delays, subject to the provisions of this Article 19, provided such repairs can, in Landlord's opinion, be made within one hundred eighty (180) days, and this Lease shall remain in full force and effect. If Landlord fails to complete such repairs within said 180 day period, Tenant shall have the right to terminate this Lease by giving Landlord Notice of its election to do so within ten (10) days after the expiration of said 180 day period, time shall be of the essence with regard to said notice period.

     19.2 Option to Repair or Terminate. If such repairs cannot, in Landlord's opinion, be made within one hundred eighty (180) days, Landlord, at its option, shall, by Notice to Tenant within thirty (30) days after the date of such fire or other casualty, either (a) elect to repair or restore such damage subject to Unavoidable Delays, with this Lease continuing in full force and effect, or (b) terminate this Lease as of a date specified in the Notice. Landlord's Notice shall state Landlord's opinion as to the time period necessary to effect such repairs. If such time period exceeds 180 days, Tenant may terminate this Lease by Notice to Landlord given within thirty (30) days after receipt of Landlord's Notice, as to which date time shall be of the essence. If Tenant fails or elects not to terminate this Lease as provided in the preceding sentence and Landlord fails to substantially complete such repairs within said 180 day period, Tenant shall have the right to terminate this Lease by giving Landlord Notice within ten (10) days after the expiration of said 180 day period, time shall be of the essence with regard to such notice period.

     19.3 Rent Abatement. If such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's employees or invitees, then during the period the Premises are rendered unusable by such damage, Tenant shall be entitled to a reduction in Rent in the proportion that the rentable area of the Premises rendered unusable by such damage bears to the total rentable area of the Premises.

ARTICLE 20 - SUBORDINATION

     20.1 General.Subject to the provisions of Section 20.3, this Lease and all of Tenant's rights hereunder shall be subject and subordinate to any mortgage, deed of trust or other security instrument now or hereafter affecting all or any portion of the Project and to all renewals, modifications, consolidations, replacements and extensions thereof (herein referred to as "Security Documents") and to all of the rights of the holders of any Security Documents. The foregoing subordination shall be self-operative and no further instrument of subordination need be obtained by any holder of a Security Document; provided, however, that upon such holder's request, Tenant shall promptly execute and deliver an instrument prepared by such holder evidencing and confirming such subordination. Notwithstanding the foregoing, if the holder of a Security Document shall elect to have this Lease be superior to the lien of such Security Document, this Lease shall be deemed to be superior to such Security Document upon the giving of Notice to such effect by such holder to Tenant, irrespective of the relative dates of execution of this Lease and such Security Document or the recordation of either.

     20.2. Attornment. In the event the holder of any Security Document (or any other person or entity) shall come into possession of or acquire title to the Project as a result of the enforcement or foreclosure (judicial or nonjudicial) of such Security Document, or by means of the delivery to such holder (or to such other person or entity) of a deed-in-lieu of foreclosure or as a result of any other means, or in the event that Landlord's estate in such real property is conveyed or passes to a person or entity by operation of law or any other means (a "Successor Owner"), then in any of said events Tenant shall, at the election and upon the request of such Successor Owner, attorn to such Successor Owner as its landlord under this Lease. The foregoing attornment requirement shall be self-operative upon any such request of a Successor Owner without the execution of any further instruments immediately upon the Successor Owner coming into possession of, or acquiring title to, the Project. Tenant agrees, however, upon demand of such Successor Owner, to execute an instrument in confirmation of the foregoing provisions prepared by such Successor Owner.

     20.3 Subordination, Non-Disturbance and Attornment Agreement. Anything to the contrary contained in Sections 20.1 and 20.2 notwithstanding, this Lease shall be contingent for a period of five (5) business days upon Landlord obtaining from its current lender a subordination, non-disturbance and attornment agreement in substantially the same form as Exhibit G. In the event that Landlord fails to deliver an executed original of such Subordination, Non-Disturbance and Attornment Agreement within in said five (5) day period, Tenant shall have the right to terminate this Lease by giving Landlord Notice. The provisions contained in Section 20.1 shall be applicable for the benefit of the holder of any subsequent Security Documents provided that such holder enters into a subordination, non-disturbance and attornment agreement with Tenant upon such holder's standard form except that such form must contain provisions that
(i) Tenant shall not be disturbed in its possession of the Premises so long as it is not in default of the provisions of this Lease; (ii) are commercially reasonable regarding any limitation of remedies against the holder of any such Security Documents; and (iii) does not provide for a period of more than 180 days for such holder to cure any of Landlord's default before Tenant can exercise any right to terminate this Lease. If Tenant fails or refuses to execute such holder's standard form of subordination, non-disturbance and attornment agreement, this Lease shall remain subordinate to any such subsequent Security Documents.

     20.4. Notice. Tenant shall send a copy of any notice given Landlord under this Lease which alleges that Landlord is in default of its obligations under this Lease or in which Tenant claims a right to terminate this Lease to the holder of each Security Document of which it has notice at the same time and in the same manner such notice is sent to Landlord.

     20.5 Documentation. If any mortgagee, trustee or ground lessor shall, in writing, elect to have this Lease deemed subordinate or prior to the lien of its mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease, or the date of recording thereof, Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed or trust or ground lease, as the case may be.


ARTICLE 21 - ENTRY BY LANDLORD

     21.1 Entry. Landlord, its agents, employees, and contractors may enter the Premises at any time and at reasonable hours after reasonable notice in non-emergency situations (except as provided in Section 25.2) and without notice in emergency situations and for purposes of subsection (d) hereof in order to:

          (a) Inspect the Premises;

          (b) Exhibit the Premises to prospective purchasers, lenders, or, during the last Lease Year of the Term, tenants;

          (c) Determine whether Tenant is complying with its Lease obligations;

          (d) Supply cleaning service and any other service to be provided by Landlord to Tenant according to this Lease;

          (e) Post notices of non-responsibility or similar notices; or

          (f) Make repairs required of Landlord under the terms of this Lease or make repairs to any adjoining space or utility services or make repairs, alterations, or improvements to any other portion of the Building; however, all such work will be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible.

     21.2 Waiver. Tenant hereby waives any claim against Landlord, its agents, employees, or contractors for damages for any injury or inconvenience to, or interference with, Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by any entry in accordance with this Article 21, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Landlord will at all times be provided with a key with which to unlock all of the doors in, on, or about the Premises (excluding Tenant's vaults, safes, and similar areas designated in writing by Tenant in advance). Landlord will have the right to use any and all means Landlord may deem proper to open doors in and to the Premises in an emergency in order to obtain entry to the Premises, provided that Landlord will promptly repair any damages caused by any forced entry. Any entry to the Premises by Landlord in accordance with this Article 21 will not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion of the Premises, nor will any such entry entitle Tenant to damages or an abatement of Rent or other charges Tenant is required to pay pursuant to this Lease.

ARTICLE 22 - INDEMNIFICATION, WAIVER, AND RELEASE

     22.1 Tenant's Indemnification. Except if and to the extent that Tenant is released from liability to Landlord pursuant to Section 8.5, Tenant shall indemnify and hold Landlord harmless against and from any and all loss, cost and expense arising from Tenant's use of the Premises or arising from any act, neglect, fault, or omission of the Tenant, or of its agents, employees, visitors, invitees, or licensees. In case any action or proceeding is brought against Landlord by reason of such claim, Tenant, upon notice from Landlord, shall defend same, at Tenant's expense, by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to Tenant's property or injury to Tenant's employees, agents, visitors, invitees, and licensees in or upon the Premises and Tenant hereby waives all claims in respect thereof, from any cause whatsoever except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors.

     22.2 Landlord's Indemnification. Except if and to the extent that Landlord is released from liability to Tenant pursuant to Section 8.5, Landlord shall indemnify and hold Tenant harmless against and from any and all loss, cost and expense arising from any act, neglect, fault, or omission of the Landlord, or of its agents, employees, visitors, invitees, or licensees. In case any action or proceeding is brought against Tenant by reason of such claim, Landlord, upon notice from Tenant, shall defend same, at Landlord's expense, by counsel reasonably satisfactory to Tenant.

     22.3 Release. Landlord shall not be liable to Tenant for any entry of third parties into the Project, or for any damage to person or property, or loss of property in and about the Project by or from any unauthorized or criminal acts of third parties, regardless of any breakdown, malfunction, or insufficiency of any security measures, practices, or equipment provided by Landlord, except as provided by law. Tenant shall immediately notify Landlord in writing of any breakdown or malfunction of any security measures, practices or equipment provided by Landlord as to which Tenant has knowledge.

     22.4 Limitations of Actions. In any situation in which Tenant disputes Landlord's reasonableness in exercising its judgment or withholding or delaying its consent or approval, the sole remedies available to Tenant shall be those of an equitable nature, such as an action for an injunction or specific performance. Tenant specifically waives the rights to money damages or other remedies (including the right to claim money damages by way of setoff, counterclaim or defense). The foregoing shall not be deemed to relieve Landlord from liability in the event of a judicial determination that Landlord's refusal to consent was arbitrary or capricious or that Landlord's consent was withheld in bad faith. Failure by Tenant to seek relief within thirty (30) days of the date of Landlord's decision or alleged failure to render a decision shall be deemed a waiver of any right to dispute such action.

     22.5 Survival. The provisions of this Article 22 shall survive the expiration or earlier termination of this Lease.

ARTICLE 23 - QUIET ENJOYMENT

     Landlord covenants and agrees with Tenant that so long as Tenant pays the Rent and observes and performs all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease, and Tenant's possession will not be disturbed by anyone claiming by, through, or under Landlord.

ARTICLE 24 - EFFECT OF SALE

     A sale or conveyance of the Project and/or assignment by Landlord of this Lease shall operate to transfer all of Landlord's obligations under the Lease from and after the effective date of such sale, conveyance, or assignment to Landlord's successor in interest and shall release Landlord from liability for all of the covenants, terms, and conditions of this Lease, express or implied. After the effective date of such sale, conveyance, or assignment, Tenant will look solely to Landlord's successor in interest in and to this Lease. This Lease will not be affected by any such sale, conveyance, or assignment, and Tenant will attorn to Landlord's successor in interest to this Lease.

ARTICLE 25 - DEFAULT

     25.1 Events of Default. The occurrence of any one or more of the following events ("Events of Default") shall constitute a breach of this Lease by Tenant:

          (a) if Tenant shall fail to pay Monthly Rent and/or Additional Rent for increases in Operating Expenses or Taxes and such failure shall continue for more than five (5) days after receipt of Notice of non-payment; or

          (b) if Tenant shall fail to pay any other sum when and as the same becomes due and payable and such failure shall continue for more than ten (10) days after receipt of Notice of non-payment; or

          (c) if Tenant shall fail to comply with the restrictions and provisions of Article 10; or

          (d) if Tenant shall fail to perform or observe any other term hereof to be performed or observed by Tenant, and such failure shall continue for more than thirty (30) days after Notice thereof from Landlord provided, however that if such default is of such a nature that it cannot be remedied fully within such thirty (30) day period, the failure by Tenant to begin correction within such thirty (30) day period and thereafter proceed with diligence and in good faith to effect the remedy as soon as practicable ; or

          (e) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or shall fail timely to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or

          (f) if any proceeding against Tenant seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed within thirty (30) days after it commenced, or if, within thirty (30) days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or

          (g) vacation or abandonment of the Premises for a continuous period in excess of five (5) business days unless Tenant continues to pay all sums due pursuant to this Lease; or

          (h) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days after levy thereof.

     25.2 Landlord's Remedies. If an Event of Default shall occur under this Lease, then Landlord may exercise any one or more of the remedies set forth in this Section 25.2, or any other right or remedy available under applicable law or contained in this Lease:

          (a) Landlord may re-enter the Premises and remove all persons and property to repossess and enjoy the Premises, without any further Notice, either by summary proceedings, or by any other applicable action or proceeding, (without being liable to indictment, prosecution, or damages therefore). Landlord may use the Premises for Landlord's own purposes or relet it, without prejudice to any other remedies that Landlord may have by reason of Tenant's default. None of these actions will be deemed an acceptance of surrender by Tenant. To the extent permitted by law, Tenant expressly waives the service of any notice of intention to terminate this Lease or to retake the Premises, and waives service of any demand for payment of Rent or for possession, and of any and every other notice or demand required or permitted under applicable law.

          (b) Landlord, at its option, may relet the whole or any part of the Premises from time to time, either in the name of Landlord or otherwise, for terms ending before, on, or after the Expiration Date, at such rent and upon such other conditions (including concessions and free rent periods) as Landlord, may determine to be appropriate. Landlord shall have no obligation to relet the Premises or any part thereof and shall not be liable for failure to relet the Premises or, in the event of any such reletting, for failure to collect any rent due upon such reletting. No such failure shall operate to relieve Tenant of any liability under this Lease. Landlord, at its option, may make such physical changes to the Premises as it considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease. If there is other vacant space in the Building, Landlord shall have no obligation to attempt to relet the Premises prior to leasing other space in the Building.

          (c) Whether or not Landlord retakes possession of or relets the Premises, Landlord shall have the right to recover unpaid Rent and all damages caused by the default, including attorneys' fees. Damages shall include, without limitation: (1) all past due Rent together with interest at a rate equal to five percent (5%) per annum over the Prime Rate but in no event at a rate greater than the maximum rate permitted by law, and all future Rent payable to the end of the Term; (2) all legal expenses and other related costs incurred by Landlord following Tenant's default; (3) all reasonable costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating, or otherwise preparing the Premises for reletting; and (4) all costs incurred by Landlord in reletting the Premises, including, without limitation, any brokerage commissions and the value of Landlord's time. Landlord may sue periodically for damages as they accrue without barring a later action for further damages. Landlord may in one action recover accrued damages plus damages attributable to the remaining Term equal to the difference between the Rent reserved in this Lease (including an estimated amount of Additional Rent as determined by Landlord) for the balance of the Term after the time of award, and the fair rental value of the Premises for the same period, discounted to the time of award at the Prime Rate at the time of award. If Landlord has relet the Premises for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of Rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.


     25.3 Continuation after Default. Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect as long as Landlord does not terminate this Lease by Notice of termination to Tenant, and Landlord shall have the right to enforce all of its rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of this Lease.

     25.4 Other Relief. The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity, by statute or otherwise.

     25.5 Landlord's Right to Cure Defaults. All agreements and provisions to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for thirty (30) days after Notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed Additional Rent hereunder and shall be payable to Landlord on demand, together with interest thereon from the date of expenditure by Landlord to the date of repayment by Tenant at a rate of interest equal to five percent (5%) per annum over the Prime Rate from time to time, but not in any event at a rate greater than the maximum rate permitted by law. In addition to any other rights or remedies of Landlord, Landlord shall have the same rights and remedies in the event of the nonpayment of such sums and interest as in the case of default by Tenant in the payment of Rent.

ARTICLE 26 - PARKING

     26.1 Visitor Parking. Tenant's visitors, clients, and patrons to the Premises, in common with visitors, clients, and patrons of other tenants, may use the visitors' parking area provided by Landlord in the vicinity of the Building; provided, however, that such parking may be subject to validation, charge, or other control systems which may be instituted from time to time by Landlord. As used herein, the Terms "visitors" "clients" and "patrons" shall be deemed to exclude any employee, agent, salesman, trainee, student or independent contractor of Tenant, whether employed by Tenant on a full time or part time basis.

     26.2 Monthly Parking.

          (a) During the Term, Tenant shall have the non-exclusive right to rent up to two (2) parking spaces per 1,000 rentable square feet of Premises of which spaces twenty (20) shall be reserved. Tenant's rental and use of such parking spaces shall be pursuant to the terms, rules, and regulations provided under separate parking agreement(s). All such parking spaces will be located within the Project in the Parking Garage. The parking spaces will be unassigned, non-reserved, and non-designated, except for twenty (20) reserved spaces.

          (b) The parking spaces shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify, and enforce reasonable rules and regulations with respect to the parking spaces. Tenant agrees after notice thereof, to abide by such rules and regulations and to cause its employees to conform thereto. The parking spaces shall be used solely for the parking of normal sized passenger cars, sport ulitity vechicles and non-commercial vans used by Tenant's employees while they are working at the Building. No employee shall be permitted to park more than one (1) vehicle in a parking space and no storage of vehicles shall be permitted in the parking spaces.

          (c) Landlord reserves the right from time to time:

               (i) to change the area, location and arrangement of parking areas and parking spaces;

               (ii) to restrict parking by tenants, their officers, agents, employees, customers and invitees to designated areas;

               (iii) to discontinue, restrict or temporarily suspend use of all, or any portion of, the parking spaces for such period of time as may be necessary in Landlord's sole discretion to perform maintenance or repairs to the parking spaces provided, however, that Landlord shall provide temporary replacement parking or abate the parking changes for the spaces it cannot provide temporary replacements for;

               (iv) to limit the parking of vans, limousines and other large vehicles to specified areas provided, however that Landlord shall provide temporary replacement spaces for all such parking spaces;

               (v) to exclude any and all vehicles other than normal passenger cars, sport utility vehicles and vans; and

               (vi) to designate parking areas and to modify parking lots and parking garage structures.

          (d) Use of the parking spaces by Tenant, its employees and visitors will be at their own risk and Landlord shall not be liable for any injury to person or property, or for loss or damage to any vehicle or its contents resulting from theft, collision, vandalism or any other cause whatsoever.

          (e) On or before the Commencement Date, Tenant shall give Landlord Notice of the number of parking spaces Tenant intends to rent as of the Commencement Date. If Tenant elects not to rent all or a portion of the parking spaces available to it under Section 26.2(a) above on the Commencement Date, or at any time during the Term, Landlord shall have the right to rent such spaces to others. After the Commencement Date, and throughout the Term, if Tenant later desires to rent up to its maximum number of parking spaces, including any spaces not rented on the Commencement Date (or during the Term), Tenant shall give Landlord at least thirty (30) days prior Notice of the number of parking spaces it desires to rent; provided parking spaces are available, and not contractually committed to others, or otherwise encumbered, or required for other uses, Landlord shall, subject to the provisions of Section 26.2(a), rent the desired parking spaces to Tenant.

          (f) Tenant shall be required to pay for parking spaces rented at prevailing market rates as determined and adjusted from time-to-time by Landlord. All parking charges are due and payable in advance at the same time and place as Monthly Rent. Landlord reserves the right to adjust the parking charges in Landlord's sole discretion at any time after thirty (30) days prior Notice. Tenant may, at its option, elect to distribute all or a portion of its maximum number of parking spaces to individual employees of Tenant who shall be responsible for paying parking charges directly to Landlord or its operator. Each employee of Tenant who will be paying directly for parking will be required to sign a separate parking agreement and abide by all of the terms, conditions, and provisions therein.

     26.3 Government Regulations. If any generally applicable governmental regulation, restriction, rule or limitation (affecting parking or the availability or use of spaces within Landlord's available parking inventory) limits or reduces the number or availability of spaces within Landlord's parking inventory, then in that event Tenant's parking shall be reduced on a proportionate basis in order to spread the effects of such limitation or reduction in spaces or availability or use of spaces among all tenants in proportion to their then respective allocations.

ARTICLE 27 - OPTION TO EXPAND

     27.1 Option. Landlord agrees that it will not lease that portion of the 11th floor of the Building (up to 8,000 rentable square feet) not initially leased by Tenant (the "Expansion Space") for a term or terms exceeding five (5) years for the initial leases covering the Expansion Space. Landlord shall have the right to lease the Expansion Space to one or more tenants. At the time that the term of each lease for the Expansion Space expires, Tenant shall have the right to lease the Expansion Space as it becomes available. In the event that the Expansion Space is leased to more than one tenant, Tenant shall have the right to lease each portion of the Expansion Space as such space becomes available. The foregoing right shall only be effective upon strict compliance with the following terms and conditions:

          (a) Tenant shall have the right to lease all, but not less than all, of the portion of the Expansion Space that becomes available.

          (b) Landlord will give Tenant no more than twelve (12) and no less than four (4) months (except in the case of any premature termination of a lease) prior Notice of the date on which each lease for all or any portion of the Expansion Space is to expire. In the event that a lease for all or a portion of the Expansion Space is terminated, Landlord shall give Tenant prompt Notice of such fact. Such notice shall specify the date on which such space is to become available, the rentable and usable area of such space, and Landlord's determination of the Fair Market Rent for such space.

          (c) Tenant shall have thirty (30) days after the receipt of Landlord's Notice within which to exercise its right to lease such space by giving Landlord Notice. Such Notice shall indicate whether Tenant shall (i) lease that portion of the Expansion Space described in Landlord's Notice at the rent specified in such Notice; (ii) lease that portion of the Expansion Space but elect to arbitrate the rental rate as provided in Sections 28.2 and 28.3; or (iii) elect not to lease such space. Such Notice once given shall be irrevocable. In the event that Tenant fails to give Notice within said thirty (30) day period or elects not to lease the space being offered, Landlord shall be free to lease such space upon any terms it deems acceptable in its sole and unfettered discretion.

          (d) In the event that Tenant properly exercises its right to lease some or all of the Expansion Space, such leasing shall be upon the same terms and conditions contained in this Lease except as follows:

               (i) Monthly Rent shall be $26.50 per rentable square foot.

               (ii) The Base Year for Operating Expenses and Taxes shall be calendar year 1998. (iii) Landlord shall deliver the Expansion Space "as is" on the date that the existing tenant vacates, broom clean and free of all of such tenant's personal property.

               (iv) Rent shall commence on the date such space is available to Tenant.

               (v) Landlord shall give Tenant a fit-up allowance of $10.00 per usable square foot of space leased for a term of five (5) years, which allowance shall be prorated on a straight line basis for terms of less than five (5) years.

          (e) In order for Tenant's Notice to be valid it must be in full compliance with all of the terms and conditions of this Lease on the date that it gives Notice of intent to lease the Expansion Space.

          (f) So long as all or any portion of the Expansion Space is available for lease and/or has not been fitted out, Tenant may lease all or any portion corresponding to that which Landlord is offering for lease upon the same terms and conditions as the initial Premises except the Tenant Finish Allowance of $28.50 per usable square foot shall be prorated on a straight line basis if the term for which such space is being leased is less than ten (10) years.


     27.2 Failure to Vacate. In the event that a tenant fails or refuses to vacate its portion of the Expansion Space, Landlord shall have no liability or obligation except to use commercially reasonable efforts to evict such tenant from its space.

ARTICLE 28 - OPTION TO EXTEND

     28.1 Option. Tenant shall have the option to extend the term of this Lease for an additional term of five (5) years to commence on the day following the Expiration Date and to terminate five (5) years thereafter, provided that Tenant is not in default of any provision of this Lease and has not subleased more than thirty-five percent (35%) of the area of the Premises during any portion of the two (2) Lease Years prior to the Expiration Date. Such extension shall be upon the same terms and conditions as contained in this Lease except that (i) the Monthly Rent shall be the "Fair Market Rent" as of the Expiration Date, determined pursuant to Section 28.2, but in no event less per square foot than the Monthly Rent and Additional Rent for increases in Operating Costs and Taxes Tenant is paying immediately prior to the Expiration Date; (ii) there shall be no Landlord's Work or other related concessions granted for such extension, except that Landlord shall provide Tenant with a refurbishment allowance of $10.00 per usable square foot of space occupied by Tenant at such time; (iii) the Base Year for the extension period shall be the calendar year in which such term commences; and (iv) there shall be no further option to extend. In order to exercise the option to extend, Tenant shall give notice to Landlord ("Tenant's Notice") of such exercise not later than twelve (12) months prior to the Expiration Date, time being of the essence. In order for Tenant's exercise to be effective, at the time it gives such Tenant's Notice and at the time such extension term is to commence, Tenant shall not be in default at either time of any obligation hereunder, beyond any applicable grace period. If Tenant fails to exercise its option to extend within the time period provided herein, said time being of the essence, Landlord shall be free to lease such space upon the same or different terms as set forth in the Landlord's Notice.

     28.2 Determination of Rent. Following Tenant's Notice, but no later than ten (10) months prior to the Expiration Date, Landlord shall give Tenant notice ("Landlord's Notice") of Landlord's determination of the "Fair Market Rent" (as hereinafter defined) for the extension term. For the purposes of this Article, the term "Fair Market Rent" shall mean the annual fair market rent per square foot for comparable space in the Building and in other comparable first-class office buildings in the Portland, Oregon area paid by tenants pursuant to leases similar to this Lease and taking into account rent concessions then being granted, if any, for such leases, as if Landlord and Tenant were entering into a new lease for comparably improved space for a term of five (5) years. In the event that Landlord and Tenant are not able to agree upon the Fair Market Rent, after a period of thirty (30) days in which to negotiate in good faith to do so as provided in Section 28.3, Tenant shall nevertheless have the right to exercise its option to extend the term of this Lease under protest by noting its objections to such Fair Market Rent in a notice to Landlord. In the event that the determination of Fair Market Rent shall not be resolved by the date of the initial Expiration Date, Tenant shall continue to pay the Rent in effect immediate prior to such expiration date. In the event that it is determined that the Fair Market Rent is greater than the Rent Tenant has been paying, Tenant shall reimburse Landlord for the amount it has underpaid Monthly Rent plus interest at the Interest Rate

     28.3 Dispute Resolution. In the event that the parties are unable to agree upon the Fair Market Rent within thirty (30) days of Tenant's receipt of Landlord's Notice, such rent shall be determined in accordance with the foregoing definition by two (2) qualified appraisers, one selected by each of the parties. Each party shall send the other Notice of its choice of appraiser within sixty (60) days of Tenant's receipt of Landlord's Notice. Failure by either party to send such notice within such sixty (60) day period shall mean that the other party's determination of

Fair Market Rent is accepted. If the two (2) appraisers agree upon such rent, such decision shall be conclusive and binding upon the parties. Except as hereinafter provided, if the two (2) appraisers cannot agree upon such rent within sixty (60) days after the date upon which both have been appointed, the two (2) appraisers shall then select a third appraiser within ten (10) days thereafter. The third appraiser shall within thirty (30) days select the value determined by either Landlord's or Tenant's appraiser as being in his/her professional opinion closest to the Fair Market Rent of the Premises. If the rent determined by Landlord's and Tenant's appraisers are not more than $2.00 per square foot apart, for the purposes of this Article, the Fair Market Rent shall be deemed to be the average of the two (2) rents. The appraisers shall be licensed real estate brokers or Members of the Appraisal Institute, who are disinterested and are currently practicing in Portland, Oregon with at least ten
(10) years of experience in leasing or appraising properties similar to the Building. Each party shall pay the fees charged by the appraiser it selects and the fees of the third appraiser, if one is required, shall be borne equally. The foregoing agreement to arbitrate shall be specifically enforceable and shall be subject to the applicable provisions of Article 29.

ARTICLE 29 - ARBITRATION

     29.1 The parties have not agreed to arbitrate all disputes arising pursuant to this Lease; however, Landlord or Tenant may at any time request final and binding arbitration of any matter in dispute where arbitration is expressly provided for in this Lease (Sections 4.1, 6.6 and 7.7). Any party who fails to submit to binding arbitration following a lawful demand by the other party shall bear all costs and expenses, including reasonable attorneys' fees, (including those incurred in any trial, bankruptcy proceeding, appeal or review) incurred by the other party in obtaining a stay of any pending judicial proceeding concerning a dispute which by the terms of this Lease has been properly submitted to mandatory arbitration, and or compelling arbitration of any dispute. The party requesting arbitration shall do so by giving Notice to that effect to the other party, specifying in said Notice the nature of the dispute. All such arbitration hearings shall be held in the City of Portland, Oregon, and determined by a single arbitrator for matters up to $200,000.00 and by three arbitrators for any dispute in excess of such amount, in accordance (to the extent consistent with this Article) with the rules then pertaining to the Multnomah County Circuit Court Arbitration Program except to the extent provided otherwise under Oregon laws on arbitration and as otherwise provided herein. If such program is terminated then the rules of the American Arbitration Association shall be used.

     29.2 A party demanding arbitration of a dispute shall give Notice to that effect to the other party and shall in such Notice appoint a disinterested arbitrator if a dispute is to be resolved by three (3) arbitrators. Within ten
(10) business days after delivery of such Notice, the other party will also appoint a disinterested arbitrator by Notice to the original party. Within ten
(10) business days after the latter appointment, the two arbitrators so appointed will appoint a third arbitrator (the "Neutral Arbitrator"). If only one arbitrator is to be used, then such arbitrator shall be selected as provided by the Rules of the Multnomah County Circuit Court Arbitration Program or American Arbitration Association, as the case may be. The Neutral Arbitrator shall conduct the arbitration. The qualification of the arbitrators will vary depending upon the nature of the matter to be resolved as follows: a real estate broker with at least ten (10) years experience in office leasing in Portland, a partner in a national accounting firm's Portland office, or a lawyer specializing in real estate matters with at least ten (10) years experience in the Portland area. Selection of the Neutral Arbitrator will be subject to the following:

          (a) if the second arbitrator is not appointed within said ten (10) business day period, the first arbitrator will select the Neutral Arbitrator; and

          (b) if the two arbitrators appointed by the parties cannot agree, within ten (10) business days after the appointment of the second arbitrator, upon the appointment of the Neutral Arbitrator, they will give Notice to the parties of such failure to agree, and, if the parties fail to agree upon the selection of the Neutral Arbitrator within five (5) business days after the arbitrators appointed by the parties give such Notice, then either of the parties may apply to the Circuit Court presiding judge of Multnomah County, Oregon for a court appointment of the Neutral Arbitrator.

     29.3 The arbitrator(s) shall resolve all disputes in accordance with the substantive law of the state of Oregon. The arbitrator(s) shall have no authority nor jurisdiction to award any damages or any other remedies beyond those which could have been awarded in a court of law if the parties had litigated the claims instead of arbitrating them nor to modify the provisions of this Agreement. The parties shall not assert any claim for punitive damages except to the extent such awards are specifically authorized by statute. The Federal Arbitration Act, Title 9 of the United States Code, is applicable to this Lease transaction and shall be controlling in any judicial proceedings and in the arbitration itself as to issues of arbitrability and procedure. No provision of, nor the exercise of any rights under this Article shall limit the right of the Landlord to evict the tenant, exercise self help remedies or obtain provisional or ancillary remedies such as an injunction, receivership, attachment or garnishment. Any arbitration proceeding may proceed in the absence of any party who, after Notice, fails to be present at such arbitration and, in such event, an award may be made based solely upon the evidence submitted by the party that is present. Discovery will be in accordance with the Federal Rules of Civil Procedure. The arbitrators will render a decision and award in writing, within thirty (30) days after appointment, and will deliver counterpart copies of the decision and award to each of the parties. Unless otherwise agreed in writing by the parties or unless this Agreement has been terminated, during the pendency of the arbitration, the parties will continue to comply with all the terms and provisions of this Agreement which are not the subject of the arbitration proceeding. This agreement to arbitrate will be specifically enforceable by either party. The decision or award rendered by the arbitrator(s) shall be final, non-appealable, and binding upon the parties, and judgment may be entered upon it in accordance with applicable Oregon law in a court of competent jurisdiction.

     29.4 The parties shall use their best efforts to complete any arbitration within sixty (60) days of initial notice of arbitration. The arbitrator(s) shall be empowered to impose sanctions for any party's failure to do so. The provisions of this arbitration provision shall survive any termination, amendment, or expiration hereof or of the Lease. Each party agrees to keep all disputes and arbitration proceedings strictly confidential, except for the disclosure of information required in the ordinary course of business of the parties or as required by applicable law or regulation. Any time limitation (such at the statute of limitations or laches) which would bar litigation of a claim shall also bar arbitration of the claim. If any provision of this Article is declared invalid by any court, the remaining provisions shall not be affected thereby and shall remain fully enforceable. The parties understand that they have decided that upon demand of either of them, their disputes as described herein will be resolved by arbitration rather than in a court and once so decided cannot later be brought, filed or pursued in court.

     29.5 Nothing in this Article shall limit the right of either party to obtain from any court having jurisdiction equitable, provisional or ancillary remedies such as injunctive relief, attachment, garnishment, or the appointment of a receiver. Such rights may be exercised at any time, except to the extent such action is contrary to a final award of decision in any arbitration proceeding. The institution and maintenance of such action will not constitute a waiver of the right of either party to submit any dispute under this Agreement to arbitration, nor render inapplicable the compulsory arbitration provisions hereof.

     29.6 Each party will pay one-half the fees and the costs incurred by the Neutral Arbitrator, unless the Neutral Arbitrator exercises its discretion, or is required by this Article, to award fees, costs and expenses to the prevailing party.

ARTICLE 30 - MISCELLANEOUS

     30.1 No Offer. This Lease is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until Tenant has duly executed and delivered triplicate originals to Landlord and Landlord has executed and delivered one of such originals to Tenant.

     30.2 No Construction Against Drafting Party. Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord has prepared it. Tenant further acknowledges that it has been represented (or has had the opportunity to be represented) in the negotiation and execution of this Lease by independent legal counsel, selected of Tenant's own free will. Tenant further acknowledges that it has read and understands the provisions, terms and conditions of this Lease.

     30.3 Time of the Essence. Time is of the essence of each and every provision of this Lease.

     30.4 No Recordation. Tenant's recordation of this Lease or any memorandum or short form of it will be void and a default under this Lease.

     30.5 No Waiver. The failure of either party to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or any of the rules and regulations shall not prevent a subsequent act which would have originally constituted a violation, from having all the force and effect of an original violation. No provision of this Lease shall be deemed to have been waived by either party, unless such waiver be in written agreement giving such waiver. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the Monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease. No act by Landlord or its agent shall be deemed an acceptance of a surrender of the Premises or an agreement to accept such surrender unless in writing and signed by Landlord. No employee of Landlord or its agent shall have any power to accept the keys to the Premises and the delivery of the keys shall not operate as a termination of this Lease or surrender of the Premises. The parties acknowledge that the provisions of this Section are essential and material terms of this Lease.

     30.6 Estoppel Certificates. Tenant agrees that from time to time, upon not less than seven (7) days prior written request by Landlord, Tenant will, and Tenant will use reasonable effort to cause any permitted subtenant or assignee, licensee, concessionaire or other occupant of the Premises to promptly complete, execute and deliver to Landlord, or any party or parties designated by Landlord, an estoppel in the form furnished by Landlord certifying: (1) that this Lease is unmodified and in full force and effect (or if there have been modifications that the same are in full force and effect as modified and identifying the modifications); (2) the dates to which the Rent and other charges have been paid; (3) that the Premises have been unconditionally accepted by the Tenant (or if not, stating with particularity the reasons why the Premises have not been unconditionally accepted); (4) the amount of any Security Deposit held hereunder; (5) that, so far as the party making the certificate knows, Landlord is not in default under any provisions of this Lease, if such is the case, and if not, identifying all defaults with particularity; and (6) any other matter reasonably requested by Landlord. Any purchaser or mortgagee of any interest in the Building, Land or Project shall be entitled to rely on said statement.

     30.7 Attorney's Fees. In the event Landlord places the collection of any Rent or other sums due or to become due hereunder, or recovery of the possession of the Premises in the hands of an attorney at law, or files suit upon the same, then the prevailing party shall be entitled to recover from the other party such sum as the court may adjudge reasonable as attorneys' fees at trial or on appeal of such suit or action, in addition to all other sums provided by law.

     30.8 Severability. If any provision of this Lease proves to be illegal, invalid, or unenforceable, the remainder of this Lease will not be affected by such finding, and in lieu of each provision of this Lease that is illegal, invalid, or unenforceable a provision will be added as a part of this Lease as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     30.9 Written Amendment Required. No amendment, alteration, modification of, or addition to the Lease will be valid or binding unless expressed in writing and signed by Landlord and Tenant.

     30.10 Entire Agreement. This Lease, the exhibits and addenda, if any, contain the entire agreement between Landlord and Tenant. No promises or representations, except as expressly contained in this Lease, have been made to Tenant respecting the condition or the manner of operating the Premises, the Building, or the Project. The taking possession of the Premises by Tenant shall be conclusive evidence that Tenant accepts the Premises and the Building and that, except to the extent set forth in a written "punchlist" or other agreement between Landlord and Tenant and except for latent defects, the same were good and satisfactory condition at the time such possession was so taken.

     30.11 Captions. The captions of the various articles and sections of this Lease are for convenience only and do not necessarily define, limit, describe, or construe the contents of such articles or sections.

     30.12 Brokers. Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Premises except the broker named in Section 1.1(u), if any. Each of them will indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with whom either of them has consulted or negotiated with regard to the Premises except the broker. Landlord will pay any fees or commissions due the broker.

     30.13 Governing Law. This Lease will be governed by and construed pursuant to the laws of the State of Oregon.

     30.14 No Easements for Air or Light. Any diminution or shutting off of light, air, or view by any structure that may be erected on lands adjacent to the Building will in no way affect this Lease or impose any liability on Landlord.

     30.15 Tax Credits. Landlord is entitled to claim all tax credits and depreciation attributable to leasehold improvements in the Premises for which Landlord has paid. Promptly after Landlord's demand, Landlord and Tenant will prepare a detailed list of the leasehold improvements and fixtures and their respective costs for which Landlord or Tenant has paid. Landlord will be entitled to all credits and depreciation for those items for which Landlord has paid by means of any Tenant Finish Allowance or otherwise. Tenant will be entitled to any tax credits and depreciation for all items for which Tenant has paid with funds not provided by Landlord.

     30.16 Binding Effect. The covenants, conditions, and agreements contained in this Lease will bind and inure to the benefit of Landlord and Tenant and their respective heirs, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

     30.17 Confidentiality. It is hereby agreed that the terms and provisions of this Lease are confidential and, as such, may not be disclosed to any individual or entity without the express written consent of Landlord; provided, however that Tenant may disclose the terms of this Lease to its attorneys, accountants and other advisors and as may be required by law or regulation.

     30.18 Approval. Except as may be specifically otherwise provided in this Lease, reference in this Lease to "approval," "consent" "judgment" and "satisfactory" shall not be interpreted as justifying arbitrary rejection, but rather shall connote a reasonable application of judgment taking into account long-term leasing practices and commercial customs relating to major real estate transactions.

     30.19 Construction of Terms. Wherever used in this Lease, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the word "Lease" shall mean this Lease and any schedules or supplements hereto. Whether or not specifically stated in any provision of this Lease, reference therein to (i) any law, statute, ordinance, code, rule, regulation or the like shall mean and included any and all modifications, amendments and replacements thereof, (ii) the phrase "including" shall mean "including without limitation" and (iii) any right of Landlord shall mean unless expressly provided therein to the contrary, such right without any corresponding obligation. The term "Tenant" shall mean Tenant and any subsequent holder or holders of this Lease; and pronouns of any gender shall include the other gender; and either the singular or plural shall include the other. The term "Landlord" wherever used in this Lease shall be limited to mean and include only the owner or owners at the time in question of the Building or a mortgagee in possession, so that in the event of any sale, assignment or transfer of the Building, such assigning owner, or mortgagee in possession shall thereupon be released and discharged from all covenants, conditions and agreements of Landlord hereunder, but such covenants, conditions and agreements shall be binding for the time being upon each new owner, or mortgagee in possession of the Building, until again sold, assigned or transferred.

     30.20 Consequential Damages. In no event shall Landlord be liable for any consequential, special, punitive or indirect loss or damage which Tenant may incur or suffer in connection with this Lease or any services to be performed or provided pursuant hereto.

     30.21 Limitation of Liability. Tenant shall look solely to the estate and interest of Landlord, its successors and assigns, in the Project for the collection of a judgment (or other judicial process) requiring the payment of damages or money by Landlord, and no other property or assets of Landlord or any partner of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Premises.


     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.


LANDLORD:                                   TENANT:

600 HOLLADAY LIMITED PARTNERSHIP            KINDERCARE LEARNING
By Ashforth Lloyd Properties, Inc.          CENTERS, INC.
Its General Partner

HENRY A. ASHFORTH, III                      BETH A. UGORETZ
---------------------------------------     ------------------------------
By Henry A. Ashforth, III                   By Beth A. Ugoretz
Its Executive Vice President                Its Executive Vice President

                                    EXHIBIT A
                                  The Premises

                  TO BE AGREED UPON AS PROVIDED IN SECTION 4.1

                                    EXHIBIT B
                          Legal Description of the Land


     All of Block 82 and Block 83, HOLLADAY'S ADDITION TO EAST PORTLAND, in the City of Portland, County of Multnomah and State of Oregon.

     FURTHER described as follows:

     A tract of land being part of the Holladay's Addition to the City of Portland, Blocks 82 and 83 and the vacated N.E. Pacific Street TOGETHER WITH portions of vacated N.E. 7th Avenue and N.E. Oregon Street, in Section 35, Township 1 North, Range 1 East, of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, being more particularly described as follows:

     Beginning at the Northwest corner of Block 82 of the recorded plat of Holladay's Addition; thence East along the North line of Block 82 of said plat a distance of 200.00 feet to the Northeast corner of Block 82 of said plat; thence South along the East line of said Block 82 and Block 83 a distance of 450.00 feet to the Southeast corner of said Block 83, said point being in the South line of that portion vacated along the North line of N.E. Oregon Street as per vacation Ordinance No. 169326; thence West along said South line of Block 83 and the said vacated portion of N.E. Oregon Street a distance of 200.00 feet to the Southwest corner of said Block 83; thence North along the East line of N.E. 6th Avenue, a distance of 450.00 feet to the point of beginning.

                                      B-1